Exhibit 99.1

November 26, 2012

Mr. T. Joseph Fisher III

Reference:  Employment offer dated November 26, 2012

Dear Joe:

The Board of Directors is pleased to extend an offer of employment to you by offering a position with Valence Technology, Inc. (the “Company”) as its Chairman of the Board of Directors, Chief Executive Officer and President.  This letter outlines the terms of our employment offer.  If it is agreeable to you, please so indicate by executing a copy of this letter in the space provided for below, and returning it to the undersigned.  The key terms of our offer are as follows:

1.  Capacity and Duties.  You shall serve the Company as its Chief Executive Officer and President and shall report directly to the Board of Directors of the Company (the “Board of Directors”).  Subject to the direction and control of the Board of Directors, you shall have the full authority and responsibility to operate and manage, on a day to day basis, the business and affairs of the Company, and shall perform such other duties and responsibilities as are currently prescribed by the Bylaws of the Company and which are customarily vested in the office of the chief executive officer and president of a corporation.  You shall devote your business time, energy and efforts faithfully and diligently to promote the Company’s interests.  The foregoing shall not preclude you from engaging in appropriate professional, educational, civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, provided that such activities do not interfere or conflict with your duties to the Company.  Except for routine travel incident to the business of the Company, you shall perform your duties and obligations under this Agreement from an office provided by the Company in Austin, Texas.

2. Nomination to the Board of Directors.  The Company agrees to nominate you to the Board of Directors for all periods during which you serve as Chief Executive Officer and President of the Company and to use its best efforts to cause the shareholders to cast their votes in favor of your continued election to the Board.  You agree to resign from the Board of Directors of the Company and each of its subsidiaries at such time as you no longer serve the Company as its Chief Executive Officer and President.

3. Compensation.  During the term of your employment with the Company, your salary shall be at an annualized rate of two hundred eighty thousand dollars ($280,000) payable in accordance with the Company’s standard payroll system.  Commencing on December 1, 2013, and on each anniversary thereafter (each, an “Adjustment Date”), or from time to time at the sole discretion of the Board of Directors, your salary shall be reviewed by the Board of Directors and may be increased, but may never be decreased, in the sole discretion of the Board of Directors.  The Company may deduct from your salary amounts sufficient to cover applicable federal, state and/or local income tax withholdings and any other amounts, which the Company is required to withhold by applicable law.  In the event you or the Company terminate your employment, for any reason, you will earn the Base Salary prorated to the date of termination.  In the event either you or the Company terminates your employment, for any reason, you will earn the base salary prorated to the date of termination.  In the event you are involuntarily separated from the Company, you shall be entitled upon signing an appropriate release to a one time payment equal to your then six (6) month base salary as a separation payment.

4.  Stock Options.  The Company is currently undergoing a reorganization under Chapter 11 of the US Bankruptcy Law.  In the event that the reorganization results in stock being offered as part of a financing transaction for the Company, you will be granted three percent (3%) of the outstanding stock in common shares as part of any initial funding round.  Such options shall vest in accordance with the schedule: (a) One third of such shares (i.e., 1%) will vest over 4 years, vesting proratably in equal monthly installments ; and (b) Two thirds of such shares (i.e., 2%) will be vested over 4 years based on financial and other goals set annually by the Board of Directors and agreed upon by you.  Such goals for a fiscal year (after the initial year) shall be set and agreed upon in the last month of a fiscal year for the Company.  Common stock will be valued based on government regulations at the time of option issuing or any acceptable option valuation system acceptable by the Board of Directors such as Black Scholes Option Pricing Models.  Options to purchase will be allowed with buy back provisions for unvested stock.

5.  Benefits.  During the term of your employment, if and to the extent eligible you shall be entitled to participate in all operative executive officer benefit and welfare plans of the Company then in effect (“Company Benefit Plans”), including, to the extent then in effect, group life, medical, disability and other insurance plans, all on the same basis generally applicable to the executives of the Company; provided, however, that nothing contained in this paragraph shall, in any manner whatsoever, directly or indirectly, require or otherwise prohibit the Company from amending, modifying, curtailing, discontinuing or otherwise terminating, any Company Benefit Plan at any time effective upon notification to you.  The Company shall pay you the lesser of your current monthly health care insurance premium or $1,357.05 per month for each month you retain your current family health care insurance beginning with December 2012, and extending through to December 2013.  In the event you elect to participate in the Company's health care insurance, this payment shall cease.  You shall be initially entitled to four (4) weeks annual vacation.

6.  Bonus.  You shall be eligible to receive an annual bonus of up to forty percent (40%) of your base salary based on financial and other goals set by the Board of Directors annually as noted above in Paragraph 4.

7.  Business Expenses.  You will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of your duties on behalf of the Company.  To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with the Company’s policies.

8.  Certain Expenses.  The Company shall reimburse you reasonable costs incurred by you in relocating you and your family in proximity to the Company’s principal executive offices (if you are so requested) up to a maximum reimbursement of one hundred fifty thousand dollars ($150,000).  Separate from such relocation expenses, you shall be reimbursed for reasonable temporary housing at an extended stay hotel up and to a time the Company selects a location for its principal executive offices.

9.  Dispute Resolution.  All disputes arising in connection with your employment shall be settled by arbitration in the county in which the principal executive offices of the Company is located at the time the dispute arises.  The Company and you will execute a separate arbitration agreement in customary form evidencing such agreement.

10.  Miscellaneous.  Because of the nature of the Company’s business, you executed a Confidentiality Agreement in the Company’s standard from as a condition of your employment with the Company.  The Agreement may be modified by the Company from time to time, and as a condition of continued employment you agree to execute any amended Agreement.  Your employment with the Company will be on an at-will basis, meaning that either you or the Company may terminate the employment at any time, with or without notice, and with or without Good Cause.  No employee of the Company may alter your status as an at-will employee.

To indicate your acceptance of the Company’s offer, please sign and date this letter in the space provided below and return it to me.  A duplicate original is enclosed for your records.  This letter sets forth the terms of your employment with the Company as of this date and supersedes any prior representations or agreements whether written or oral.  This letter may not be modified or amended except by a written agreement, signed by an officer of the Company and by you.

Sincerely,

__/s/ Carl Berg_________________
Carl Berg

ACCEPTED AND AGREED TO:

_/s/ T. Joseph Fisher III____________
T. Joseph Fisher III                                                                           Date: November 26, 2012